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                                                                    Exhibit (23)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       To Shared Medical Systems Corporation:

       As independent public accountants, we hereby consent to the incorporation of our reports dated February 6, 1996 included (or incorporated by reference) in Shared Medical Systems Corporation's 10-K for the year ended December 31, 1995, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 2-72055, 2-83465, 2-84938, 2-85345, 2-
       85346, 2-96224, 2-96225, 33-18161, 33-25009, 33-25010, 33-34089, 33-
       34410, 33-37742, 33-47572 and 33-61967).



       /s/ Arthur Andersen LLP

       Philadelphia, PA
       March 25, 1996